EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559 - 8154
Investor Relations Contact: Chris Hepler (412) 225 - 3717

MSA Safety Announces First Quarter Results

PITTSBURGH, April 27, 2022 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported financial results for the first quarter of 2022.

Quarterly Highlights

•Total sales were $331 million, increasing 7% from a year ago on a reported basis and 9% on a constant currency basis. Acquisitions contributed 5% and organic activity drove 4% of the constant currency growth.

•GAAP operating income was $42.7 million or 12.9% of sales, compared to $44.1 million or 14.3% of sales in the same period a year ago. Adjusted operating income was $53.8 million or 16.3% of sales, compared to $47.5 million or 15.4% of sales in the same period a year ago.

•GAAP earnings were $35.5 million or $0.90 per diluted share, compared to $36.5 million or $0.92 per diluted share in the same period a year ago. Adjusted earnings were $43.6 million or $1.10 per diluted share, compared to $37.5 million or $0.95 per diluted share in the same period a year ago.

•Operating cash flow was $24.5 million, compared to $45.6 million in the same period a year ago. The decrease was driven by an increased investment in working capital to respond to the strong growth environment and supply chain challenges.

(more)

Comments from Management

"The first quarter finished in line with our expectations as we continued to benefit from strong demand for our products," said Nish Vartanian, Chairman, President and Chief Executive Officer. "Despite a challenging supply chain and inflationary environment, the team executed well and drove 9% constant currency sales growth and incremental margins of approximately 30%. Orders were up double digits in the first quarter, resulting in a book-to-bill ratio of 1.2x and record backlog."

"We continue to deliver on our strategy and are excited by our recently-launched innovative technologies, including our fully-connected ALTAIR io™ 4 Gas Detection Wearable device that begins shipping at the beginning of May, and our V-Gard® C1 Hard Hat with ReflectIR™ Thermal Barrier technology. Furthermore, we have made significant progress integrating Bacharach, and it contributed positively to our results in the quarter," Mr. Vartanian said.

"While the operating environment remains dynamic, we saw demand strengthen through the quarter. We are seeing the effects of supply chain challenges and inflation throughout our regions. Looking forward, I am confident in our ability to execute our long-term vision to be the global leader of safety technologies that protect workers and facility infrastructures. Our balance sheet remains strong and we will continue our balanced approach to investing in growth and returning capital to shareholders," Mr. Vartanian concluded.

(more)

MSA Safety Incorporated
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021

Net sales	$330,692	$308,428
Cost of products sold	187,908	173,643
Gross profit	142,784	134,785

Selling, general and administrative	78,551	75,463
Research and development	13,333	13,234
Restructuring charges	2,189	1,308
Currency exchange losses (gains), net	3,271	(2,099)
Product liability expense	2,772	2,796
Operating income	42,668	44,083

Interest expense	3,618	1,911
Other income, net	(6,344)	(4,213)
Total other income, net	(2,726)	(2,302)

Income before income taxes	45,394	46,385
Provision for income taxes	9,852	9,749
Net income	35,542	36,636
Net income attributable to noncontrolling interests	—	(186)
Net income attributable to MSA Safety Incorporated	$35,542	$36,450

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.90	$0.93
Diluted	$0.90	$0.92

Basic shares outstanding	39,291	39,094
Diluted shares outstanding	39,523	39,420

*Prior period has been adjusted to reflect the change in inventory accounting method, as described in the Company's fiscal 2021 Annual Report on Form 10-K.
(more)

MSA Safety Incorporated
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$147,300	$140,895
Trade receivables, net	244,005	254,187
Inventories	321,602	280,617
Notes receivable, insurance companies	3,943	3,914
Other current assets	109,304	113,191
Total current assets	826,154	792,804

Property, plant and equipment net	205,995	207,793
Prepaid pension cost	169,842	163,283
Goodwill	631,821	636,858
Intangible assets, net	299,725	306,948
Notes receivable, insurance companies, noncurrent	44,893	44,626
Insurance receivable, noncurrent	117,805	121,609
Other noncurrent assets	119,542	122,475
Total assets	$2,415,777	$2,396,396

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$8,021	$—
Accounts payable	108,407	106,780
Other current liabilities	217,509	223,826
Total current liabilities	333,937	330,606

Long-term debt, net	591,393	597,651
Pensions and other employee benefits	187,818	189,973
Noncurrent operating lease liabilities	40,219	40,706
Deferred tax liabilities	33,049	33,337
Product liability and other noncurrent liabilities	368,454	369,735
Total shareholders' equity	860,907	834,388
Total liabilities and shareholders' equity	$2,415,777	$2,396,396

(more)

MSA Safety Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2022	2021

Net income	$35,542	$36,636
Depreciation and amortization	14,165	10,504
Change in working capital and other operating	(25,184)	(1,524)
Cash flow from operating activities	24,523	45,616

Capital expenditures	(7,976)	(9,582)
Acquisition, net of cash acquired	—	(62,992)
Change in short-term investments	9,027	20,030
Property disposals and other investing	—	35
Cash flow from (used in) investing activities	1,051	(52,509)

Change in debt	5,000	52,017
Cash dividends paid	(17,292)	(16,820)
Other financing	(3,608)	(3,558)
Cash flow (used in) from financing activities	(15,900)	31,639

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,361)	(720)

Increase in cash, cash equivalents and restricted cash	$6,313	$24,026
*Prior period has been adjusted to reflect the change in inventory accounting method, as described in the Company's fiscal 2021 Annual Report on Form 10-K.

(more)

MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended March 31, 2022
Sales to external customers	$225,648	$105,044	$—	$330,692
Operating income				42,668
Operating margin %				12.9%
Restructuring charges				2,189
Currency exchange losses, net				3,271
Product liability expense				2,772
Acquisition related costs (a)				2,943
Adjusted operating income (loss)	52,435	9,024	(7,616)	53,843
Adjusted operating margin %	23.2%	8.6%		16.3%
Depreciation and amortization (b)				11,829
Adjusted EBITDA	60,796	12,362	(7,486)	65,672
Adjusted EBITDA margin %	26.9%	11.8%		19.9%

Three Months Ended March 31, 2021
Sales to external customers	$208,340	$100,088	$—	$308,428
Operating income				44,083
Operating margin %				14.3%
Restructuring charges				1,308
Currency exchange gains, net				(2,099)
Product liability expense				2,796
Acquisition related costs (a)				1,373
Adjusted operating income (loss)	45,195	8,792	(6,526)	47,461
Adjusted operating margin %	21.7%	8.8%		15.4%
Depreciation and amortization				10,504
Adjusted EBITDA	52,229	12,165	(6,429)	57,965
Adjusted EBITDA margin %	25.1%	12.2%		18.8%

*Prior period has been adjusted to reflect the change in inventory accounting method, as described in the Company's fiscal 2021 Annual Report on Form 10-K. Adjustments were made to Americas and International.
(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the unaudited Condensed Consolidated Statements of Income.
(b) Excludes acquisition related amortization, which is included in acquisition related costs above.
(more)

The Americas segment is comprised of our operations in Northern North American and Latin American geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, acquisition related costs, including acquisition related amortization. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization, and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP, and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.
(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended March 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	1%	5%	9%	(2)%	38%	(6)%	10%	(12)%	7%
Plus: Currency translation effects	2%	2%	1%	1%	2%	2%	1%	3%	2%
Constant currency sales change	3%	7%	10%	(1)%	40%	(4)%	11%	(9)%	9%
Less: Acquisitions	—%	—%	—%	—%	28%	—%	6%	—%	5%
Organic constant currency sales change	3%	7%	10%	(1)%	12%	(4)%	5%	(9)%	4%

*Fixed Gas and Flame Detection includes the impact of the Bacharach     acquisition completed on July 1, 2021.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.
(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended March 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	5%	(4)%	11%	—%	47%	3%	11%	(19)%	8%
Plus: Currency translation effects	1%	—%	—%	—%	—%	1%	1%	—%	1%
Constant currency sales change	6%	(4)%	11%	—%	47%	4%	12%	(19)%	9%
Less: Acquisitions	—%	—%	—%	—%	33%	—%	7%	—%	6%
Organic constant currency sales change	6%	(4)%	11%	—%	14%	4%	5%	(19)%	3%
*Fixed Gas and Flame Detection includes the impact of the Bacharach     acquisition completed on July 1, 2021.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended March 31, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(8)%	35%	4%	(7)%	24%	(20)%	6%	—%	5%
Plus: Currency translation effects	5%	9%	4%	5%	3%	3%	5%	6%	5%
Constant currency sales change	(3)%	44%	8%	(2)%	27%	(17)%	11%	6%	10%
Less: Acquisitions	—%	—%	—%	—%	19%	—%	6%	—%	5%
Organic constant currency sales change	(3)%	44%	8%	(2)%	8%	(17)%	5%	6%	5%

*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.
(more)

MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended March 31, 2022
	Consolidated	Americas	International
Fixed Gas and Flame Detection*	40%	47%	27%
Industrial Head Protection	10%	11%	8%
Firefighter Helmets and Protective Apparel	7%	(4)%	44%
Breathing Apparatus	3%	6%	(3)%
Portable Gas Detection	(1)%	—%	(2)%
Fall Protection	(4)%	4%	(17)%
Core Sales	11%	12%	11%

Non-Core Sales	(9)%	(19)%	6%

Net Sales	9%	9%	10%
Net Sales excluding Acquisitions	4%	3%	5%

*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021	% Change

Net income attributable to MSA Safety Incorporated	$35,542	$36,450	(2)%

Product liability expense	2,772	2,796
Acquisition related costs (a)	2,943	1,373
Restructuring charges	2,189	1,308
Asset related losses and other	4	19
Currency exchange losses (gains), net	3,271	(2,099)
Income tax expense on adjustments	(3,123)	(2,370)
Adjusted earnings	$43,598	$37,477	16%

Adjusted earnings per diluted share	$1.10	$0.95	16%

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the unaudited Condensed Consolidated Statements of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

(more)

About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2021 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 18, 2022. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward-looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include organic constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

# # #